EXHIBIT 23.1


     THE ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS GIVE EFFECT TO THE COMPLETION OF THE 1.67-FOR-1 SPLIT OF COMMON STOCK, CHANGE IN PAR VALUE FROM $0.01 TO $0.001, AN INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK TO 100,000,000, AND THE AUTHORIZATION OF 20,000,000 SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $0.01 WHICH WILL TAKE PLACE AFTER APPROVAL BY THE COMPANY'S BOARD AND PRIOR TO THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. THE FOLLOWING CONSENT IS IN THE FORM WHICH WILL BE FURNISHED BY DELOITTE & TOUCHE LLP UPON COMPLETION OF THE STOCK SPLIT, CHANGE IN PAR VALUE, AND AUTHORIZATION OF COMMON AND PREFERRED STOCK DESCRIBED IN NOTE 16 TO THE CONSOLIDATED FINANCIAL STATEMENTS AND ASSUMING THAT FROM DECEMBER 31, 1999 TO THE DATE OF SUCH COMPLETION NO OTHER MATERIAL EVENTS HAVE OCCURRED THAT WOULD AFFECT THE CONSOLIDATED FINANCIAL STATEMENTS OR REQUIRED DISCLOSURE THEREIN.


Deloitte & Touche LLP

McLean, Virginia
August 31, 2000




                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-41194 of InforMax, Inc. of our report dated June 7, 2000, except for note 16, paragraphs six, seven, eight, nine, ten, eleven and twelve as to which the dates are June 19, 2000, June 23, 2000, June 29, 2000, June 30, 2000, July 7,
2000, August 16, 2000 and ______, 2000 respectively appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



McLean, Virginia

August 31, 2000